                                                                   Exhibit 10.34

                       CONFIDENTIAL RESIGNATION AGREEMENT
                       ----------------------------------
                         AND GENERAL RELEASE OF CLAIMS
                         -----------------------------

     1. Robyn Cerutti ("Employee") was employed by iPrint Technologies, inc. (the "Company") on or about January 2, 2001. Employee has now decided to resign from her employment with the Company. It is the Company's desire to provide Employee with certain benefits that she would not otherwise be entitled to receive upon her resignation and to resolve any claims that Employee has or may have against the Company. Accordingly, Employee and the Company agree as set forth below. This Agreement will become effective on the date signed below by the Employee.

     2. Employee resigned from her employment with the Company effective as of December 25, 2001 (the "Resignation Date") and ceased to be an employee of the Company for all purposes as of that date.

     3. In exchange for the release of claims below, the Company shall provide Employee with the following benefits when this Agreement becomes effective:

         (a) Continued payment of Employee's wages at her current rate of $16,875 per month, less applicable withholding, from the Resignation Date through March 31, 2002; such payments will be made in accordance with the Company's normal payroll procedures.

         (b) In the event that Employee elects to obtain continued group health insurance coverage in accordance with federal law (COBRA) following the Resignation Date, the Company will reimburse Employee for the premiums for such coverage through the earlier of March 31, 2002 or the date on which Employee first obtains other group health insurance coverage; thereafter, Employee may elect to purchase continued group health insurance coverage at her own expense in accordance with COBRA.

         (c) Employee acknowledges and agrees, that pursuant to the iPrint 1997 Stock Option Plan (the "Plan"), she has heretofore been granted incentive stock options to purchase a total of 304,000 shares of the Company's common stock (the "Options"). Employee acknowledges that, as of the Resignation date none of the shares subject to the Option had become vested. Employee purchased 154,000 of the unvested shares ("Purchased Shares"). Employee purchased 150,000 of the Purchased Shares by entering into an Iprint.com Promissory Note and Pledge Agreement dated January 1, 2001 by and between Employee and the Company (the "Note"). Pursuant to the Note, Employee owes the Company $112,500 plus interest. Employee purchased 4,000 of the Purchased Shares with cash. The Company hereby notifies Employee of its intention to exercise its right to repurchase the Purchased Shares in accordance with the terms of the applicable stock option plan and agreement. The Company will pay the repurchase price for 150,000 unvested shares by canceling the principal portion of the Note. The unpaid interest will also be cancelled as additional consideration for the release of claims herein. The Company will reimburse Employee for the 4,000 unvested shares at a price equal to the exercise price of the 4,000 shares that Employee purchased with cash.

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         (d) During the period from January 14, 2002 until February 15, 2002
(the "Consulting Period"), Employee will be retained by the Company as a consultant on an independent contractor basis and agrees to consult with the Company's Chief Financial Officer to provide the following services:

             (i)    highlight 2001 financial reporting/audit issues;

             (ii)   Write the first draft of Section 1 of the 2001 Form 10-K;
and

Such services shall not exceed 20 hours per week and will be performed at the Employee's home office, except that Employee agrees to be available to attend Company on-site meetings as requested.

         (e) In exchange for Employee's consulting services, the Company will grant Employee a fully vested option to purchase 80,000 shares of the Company's common stock at the current fair market value on the date of the grant. The exercise period for the option will be from the grant date until December 31, 2002. Except as provided in this paragraph, the option will be governed by and subject to the terms and conditions of the Company's standard form of stock option agreement (which Employee will be required to sign in connection with the issuance of the option).

         (f) The Company will continue to maintain a phone line and electronic mail address for Employee until March 31, 2002.

Employee acknowledges and agrees that she has been paid all wages and accrued, unused vacation that Employee earned during her employment with the Company. Employee understands and acknowledges that she shall not be entitled to any payments or benefits from the Company other than those expressly set forth in this paragraph 3.

     4. Employee and her legal successors and assigns release and forever discharge the Company and its current and former shareholders, investors, directors, officers, employees, agents, attorneys, affiliates, legal successors and assigns of and from any and all claims, demands, debts, liabilities, actions and causes of action, whether now known or unknown, suspected or unsuspected, which Employee now has, or at any other time had, or shall or may have against the released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the Resignation Date, including, but not limited to, any claims of breach of contract, breach of implied covenant of good faith and fair dealing, negligence, breach of fiduciary duty, wrongful termination, fraud, misrepresentation, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans With Disabilities Act, the Fair Employment and Housing Act or any other applicable law or statute; provided, however, that nothing contained herein shall operate to release the Company from the terms of the Indemnity Agreement between the Company and Employee.


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

     5. Employee acknowledges that she has read section 1542 of the Civil Code of the State of California, which states in full:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee waives any rights that she has or may have under section 1542, or any similar provision of the laws of any other applicable jurisdiction, to the full extent that she may lawfully waive such rights pertaining to this general release of claims, and affirms that she is releasing all known and unknown claims that she has or may have against the parties listed above.

     6. Employee acknowledges and agrees that she shall continue to be bound by and comply with the terms of any proprietary rights or confidentiality agreements between the Company and Employee. In addition, during the Consulting Period, and at all times thereafter, Employee agrees that she shall not disclose any confidential or proprietary information of the Company to any other person or entity. Confidential and/or proprietary information includes, but is not limited to, any technical or non-technical information related to the Company's business and current, future, and proposed products and services of the Company and any Company information concerning research, development, design details and specifications, financial information, procurement requirements, engineering and manufacturing information, customer lists, business forecasts, sales information and marketing plans and any information that may be made known to Employee and which Company has received from others that Company is obligated to treat as confidential or proprietary.

     7. Employee agrees that for a period of 12 months following the Resignation Date, she will not, on behalf of herself or any other person or entity, directly or indirectly solicit any employee of the Company to terminate his/her employment with the Company.

     8. Employee agrees that she shall not directly or indirectly disclose any of the terms of this Agreement to anyone other than her immediate family or counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law. Employee further agrees that she will not, at any time in the future, make any critical or disparaging statements about the Company, its products or its employees, unless such statements are made truthfully in response to a subpoena or other legal process.

     9. Employee agrees that by February 15, 2002, she will return to the Company all Company documents (and all copies thereof) and other Company property which she has had in her possession at any time, including but not limited to Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including but not limited to computers), credit cards, entry cards, identification badges and keys, and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).


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

     10. In the event of any dispute or claim relating to or arising out of this Agreement, Employee and the Company agree that all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in Santa Clara County, California. Employee and the Company hereby knowingly and willingly waive their respective rights to have any such disputes or claims tried to a judge or jury. Provided, however, that this arbitration provisions shall not apply to any claims for injunctive relief.

     11. This Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

     12. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any agreements described in paragraph 6. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee.

EMPLOYEE UNDERSTANDS THAT SHE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING
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THIS AGREEMENT AND THAT SHE IS GIVING UP ANY LEGAL CLAIMS SHE HAS AGAINST THE
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PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT SHE
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IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR
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THE BENEFITS DESCRIBED IN PARAGRAPH 3.
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Dated: January 31, 2002                   /s/ Robyn Cerutti
       --------------------              ---------------------------------------
                                         Robyn Cerutti


Dated: January 31, 2002                  iPrint Technologies, inc.
       --------------------
                                         By:  /s/ Monte Wood
                                             -----------------------------------

                                         Its:
                                             -----------------------------------


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